Exhibit 10.1

Execution Version

AMENDMENT TO WAIVER AND AMENDMENT AGREEMENT

This Amendment to Waiver and Amendment Agreement (this “Agreement”) is entered into as of April 12, 2023, by and among ASCENT SOLAR TECHNOLOGIES, INC. (the “Company”) and each of the undersigned Purchasers (the “Consenting Purchasers”).

Recitals

WHEREAS, on March 29, 2023, the Company and each of the Consenting Purchasers entered into that certain Waiver and Amendment Agreement (the “Original Amendment”) to that certain Securities Purchase Contract, dated as of December 19, 2022 (as may from time to time be amended, modified, supplemented or restated, the “Securities Purchase Contract”), pursuant to which the Company and the Consenting Purchasers agreed to certain waivers and amendments to the Advance Notes (as defined in the Securities Purchase Contract) under and in accordance with the terms of the Securities Purchase Contract and the Advance Notes.

WHEREAS, the Company and the Consenting Purchasers wish to amend Section 3(c) of the Original Amendment to provide for the same prepayment schedule for each of the Consenting Purchasers (the “Amendment”).

WHEREAS, pursuant to Section 8(b) of the Original Amendment, the Original Amendment may be amended by an instrument signed by the Company and the Required Holders.

WHEREAS, upon the terms and conditions set forth herein, the Consenting Purchasers, constituting (i) the Required Holders for purposes of the Securities Purchase Contract and the Original Amendment and (ii) the Required Holders and the Holders for purposes of the Advance Notes, desire to agree to the Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings ascribed to such terms in the Securities Purchase Contract or the Advance Notes, as applicable.

2. Amendment to Advance Notes. Notwithstanding anything in the Securities Purchase Contract, Advance Notes or the Original Amendment to the contrary, the Company and each of the Consenting Purchasers hereby agree that:

(a) Within one (1) Business Day after the date hereof (the “Initial Prepayment Date”) and (ii) on each other prepayment date set forth in the table below (each, an “Additional Prepayment Date” and, together with the Initial Prepayment Date, a “Prepayment Date”), the Company shall prepay a portion of the outstanding Principal (including any accrued and unpaid interest (if any) thereon) of the Advance Notes held by, as applicable (A) the Purchaser identified on Schedule A hereto and its Affiliates (the “Schedule A Holders”), in the aggregate amount set forth under “Schedule A Holders Aggregate Prepayment Amount” with respect to such applicable Prepayment Date in the table below, which prepayment shall be applied ratably to the Advance Notes then held by the Schedule A Holders, and (B) the Purchaser identified on Schedule B hereto and its Affiliates (the “Schedule B Holders”), in the aggregate amount set forth under “Schedule B Holders Aggregate Prepayment Amount” with respect to such applicable Prepayment Date in the table below, which prepayment shall be applied ratably to the Advance Notes then held by the Schedule B Holders, respectively, in each case of clause (A) and (B), at a price equal to 100% of such Principal plus accrued and unpaid interest thereon (if any). For the avoidance of doubt, the prepayment amounts identified in the table below reflect the aggregate amount of the prepayment to be made to the Schedule A Holders and Schedule B Holders, respectively, on each applicable Prepayment Date, including the amount of Principal and accrued and unpaid interest thereon (if any) to be repaid on such applicable Prepayment Date.

Prepayment Date	Schedule A Holders Aggregate Prepayment Amount		Schedule B Holders Aggregate Prepayment Amount
April 3, 2023	$333,333.33	*	—
Initial Prepayment Date	—		$333,333.33
May 18, 2023	$333,333.33		$333,333.33
June 19, 2023	$333,333.34		$333,333.34
Total	$1,000,000.00		$1,000,000.00

*	Paid by the Company to the Schedule A Holders on April 3, 2023

(b) The prepayment schedule set forth in the foregoing clause (a) shall amend and supersede the prepayment schedule set forth in Section 3(c) of the Original Amendment

3. Limitation of Amendment. The Amendment is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to be a waiver, amendment or modification of any other term or condition of the Original Amendment, Securities Purchase Contract or any Advance Note or otherwise prejudice any right or remedy which the Consenting Purchasers may now have or may have in the future under or in connection with the Original Amendment, Securities Purchase Contract or any Advance Note. Except as expressly set forth herein, each of the Consenting Purchasers reserves all of its rights, powers, and remedies under the Original Amendment, Securities Purchase Contract and any Advance Notes.

4. Representations and Warranties of the Company. The Company represents and warrants to each Consenting Purchaser that:

(a) The Securities Purchase Contract as amended by this Agreement does not require any further approval by the Company’s stockholders or the Nasdaq Stock Market.

(b) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors of the Company or the Company’s stockholders in connection herewith, this Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

(c) The Company has not provided such Consenting Purchaser with any information that it reasonably believes constitutes material non-public information, and the Company reaffirms its obligation to comply with Section 4.6 of the Securities Purchase Contract in that regard.

(d) A breach of this Agreement by the Company shall be an Event of Default under the Securities Purchase Contract and the Advance Note issued to such Consenting Purchaser.

(e) To the extent that the Securities Purchase Contract and Advance Note issued to such Consenting Purchaser have not been amended hereby, such documents remain in effect, including Section 2.1 of the Advance Notes in the event of any further violations thereof.

5. Principal Market Compliance. Notwithstanding anything herein to the contrary, if while the Common Stock is listed on the Principal Market any of the terms, provisions, rights, covenants and restrictions set forth in this Agreement are determined by the Principal Market to be in violation of any of the applicable rules or regulations of the Principal Market (the “Principal Market Rules”), then such terms, provisions, rights, covenants or restrictions shall be of no force and effect to the extent of such noncompliance, and shall otherwise be interpreted to the extent possible in a manner consistent with compliance with such Principal Market Rules. In the event the immediately preceding sentence applies, the remainder of the terms, provisions, rights, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated.

6. Miscellaneous.

(a) Section 5.6 (Headings); Section 5.7 (Successors and Assigns); Section 5.8 (No Third-Party Beneficiaries); Section 5.9 (Governing Law; Exclusive Jurisdiction); Section 5.11 (Execution); Section 5.12 (Severability); Section 5.21 (Construction); and Section 5.22 (Waiver of Jury Trial) of the Securities Purchase Contract are incorporated herein by reference, mutatis mutandis.

(b) This Agreement may not be amended, and no provision hereof may be waived, except by an instrument signed by the Company and the Required Holders.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

COMPANY:

ASCENT SOLAR TECHNOLOGIES, INC.

By:	/s/ Paul Warley
Name:	Paul Warley
Title:	Chief Financial Officer

[Signature Page to Amendment Agreement]

PURCHASER:

L1 CAPITAL GLOBAL OPPORTUNITIES MASTER FUND LTD.

By:	/s/ David Feldman
Name:	David Feldman
Title:	Portfolio Management

[Signature Page to Amendment Agreement]

PURCHASER:

SABBY VOLATILITY WARRANT MASTER FUND, LTD.

By:	/s/ Robert Grundstein
Name:	Robert Grundstein
Title:	COO of Investment Manager

[Signature Page to Amendment Agreement]

Schedule A

Purchaser

Schedule B

Purchaser